Exhibit 99.2 United States Department of Justice United States Attorneys’ Offices Central District of California Western District of North Carolina Central District of California Western District of North Carolina 312 North Spring Street, Suite 1200 227 West Trade Street, Suite 1650 Los Angeles, California 90012 Charlotte, North Carolina 28202 DEFERRED PROSECUTION AGREEMENT The United States Attorney’s Office for the Central District of California (“USAO- CDCA”) and the United States Attorney’s Office for the Western District of North Carolina (“USAO-WDNC”) (collectively the “USAOs”) hereby enter into the following Deferred Prosecution Agreement (the “Agreement”) with Wells Fargo & Co., a Delaware corporation headquartered in San Francisco, California, and Wells Fargo Bank, N.A. (collectively “Wells Fargo” or the “Company”), pursuant to authority granted by the Company’s Board of Directors reflected in Exhibit D, to resolve the federal criminal investigation of violations of, among other statutes, Title 18, United States Code, Sections 1005 and 1028A, arising out of Wells Fargo’s improper sales practices (as defined below). Introduction and Relevant Considerations 1. The USAOs, along with the Federal Bureau of Investigation, Federal Deposit Insurance Corporation - Office of Inspector General, the Federal Housing Finance Agency - Office of Inspector General, Office of Inspector General for the Board of Governors of the Federal Reserve System and Consumer Financial Protection Bureau, the United States Postal Inspection Service (collectively, the “federal law enforcement agencies”) have been investigating certain matters relating to the sales practices within Wells Fargo’s Community Bank between 2002 to September 2016. The Community Bank was the operating segment of Wells Fargo that provided, during the relevant period, financial products and services to individuals and small business, including checking and savings accounts, debit cards, credit cards, bill pay, and global remittance products. Specifically, the USAOs have been investigating the practices of the Community Bank by which financial products and services were improperly provided to customers under false pretenses or without the customer’s authorization or consent, often by creating false Wells Fargo records and misusing customers’ identities without their consent (hereinafter “improper sales practices”). A summary of certain of the investigative findings is described in the statement of facts attached hereto as Exhibit A (“Statement of Facts”). 2. The USAOs enter into this Agreement based on the individual facts and circumstances presented by this case and the Company, including the following factors: a. The nature and seriousness of the offense conduct, including the long duration of the improper sales practices, the scope of the improper sales practices within the Community Bank as described in Paragraph 1, the role of certain Wells Fargo senior leaders in causing and/or allowing the conduct to occur, and the failure of Wells Fargo to adequately address the improper sales practices despite certain of Wells Fargo’s senior leadership knowing in varying degrees about the improper sales practices;

Wells Fargo Deferred Prosecution Agreement USAO-CDCA | USAO-WDNC Page 2 b. Wells Fargo’s acceptance of responsibility for its improper sales practices, as described below; c. Wells Fargo’s cooperation, through its Board and company counsel, with the USAOs’ investigation of the facts, which has substantially assisted the government’s efforts and has included: i. The Board’s commissioning of a detailed and transparent independent internal investigation, with the assistance of outside counsel, which culminated in a detailed written, public report of its findings; ii. The Board’s extensive actions in connection with the collection, analysis, and organization of vast amounts of relevant data and evidence; iii. The Board’s synthesis and presentation of relevant facts at regular intervals during its investigation, including making additional factual presentations to the USAOs; iv. Identifying and organizing voluminous evidence and information for the USAOs on certain topics; v. Making Wells Fargo witnesses available for interviews on a variety of subjects; vi. Allowing the USAOs access to certain of its consultants and certain material prepared by those consultants; vii. Assisting the USAOs in complex data analytics projects; and viii. Assisting in obtaining waivers from various other federal agencies to share Confidential Bank Supervisory Information. d. Wells Fargo’s resolution, contemporaneously with its entry into this Agreement, of parallel civil actions brought by the Department of Justice Civil Division and the Civil Division of the USAO-CDCA, as well as a separate action by the Securities and Exchange Commission (collectively, “Parallel Actions”); e. Wells Fargo’s previous settlements of regulatory and civil actions related to its improper sales practices, including, but not limited to: i. The Jabbari Consumer Class Action Settlement; ii. The September 2016 Settlements with the Consumer Financial Protection Bureau (CFPB), the Office of the Comptroller of the Currency (OCC), and the City of Los Angeles; 2

Wells Fargo Deferred Prosecution Agreement USAO-CDCA | USAO-WDNC Page 3 iii. The April 2018 Settlements with the CFPB and the OCC; iv. The October 2018 Settlement with the New York Attorney General; v. The December 2018 Settlement with the Attorneys General of the 50 states and the District of Columbia; and vi. The Hefler securities class action settlement. f. Wells Fargo’s current operation under ongoing consent orders with the OCC, CFPB, and the Board of Governors of the Federal Reserve System that, among other things, require Wells Fargo to improve its risk management and compliance frameworks and to remediate its improper sales practices; g. Wells Fargo’s undertaking of remedial measures, which have included: i. The significant reconstitution of Wells Fargo’s Board of Directors, with eight of its thirteen independent directors having been newly appointed since 2016 (when the conduct under investigation ended); ii. Significant management turnover since 2016, including a new Chief Executive Officer, Head of Community Bank, Chief Operating Officer, Chief Auditor, General Counsel, and Chief Risk Officer; iii. The enhancement of its compliance program, internal controls, and corporate risk function; and iv. Significant work to identify and compensate Wells Fargo customers who may have been victims of identity theft or subject to improper or fraudulently imposed fees. h. The USAOs’ determination, based upon Wells Fargo’s remediation and the fact that it is operating under the close supervision of its prudential regulators as set forth in subparagraph 2(f) above, that an independent compliance monitor is unnecessary; and i. Wells Fargo’s agreement (in accordance with Paragraphs 6 through 9 of this Agreement) to continue to cooperate with the USAOs and the federal law enforcement agencies during the pendency of any prosecution the USAOs may institute against any individuals based on conduct relating to the facts described in the Statement of Facts. 3. This Agreement shall be deemed effective as of the last date of execution by a party to this Agreement and shall continue in effect for a period of 36 months from its effective date (the “Term”). Notwithstanding the foregoing, Wells Fargo’s cooperation obligations as described in Paragraphs 6 through 8 of this Agreement shall continue until the conclusion 3

Wells Fargo Deferred Prosecution Agreement USAO-CDCA | USAO-WDNC Page 4 of any criminal investigation or prosecution (through the entry of final judgment) of any individual relating to facts described in the Statement of Facts. Wells Fargo’s Acceptance of Responsibility 4. Wells Fargo admits, accepts, and acknowledges that it is responsible under United States law for the acts of its officers, directors, employees, and agents set forth in the Statement of Facts. Wells Fargo agrees that the factual statements contained within the Statement of Facts are true and accurate. Wells Fargo agrees that the acts and omissions described in the Statement of Facts are sufficient to establish violations by Wells Fargo of Title 18, United States Code, Sections 1005 and 1028A. 5. Wells Fargo shall not, through any of its officers, employees, attorneys, consultants, or agents, or any other person authorized to make statements on behalf of Wells Fargo, make any public statement, in litigation or otherwise, contradicting the acceptance of responsibility by Wells Fargo set forth above or the facts contained in the Statement of Facts. Any such contradictory statement shall, subject to the cure rights of Wells Fargo described below in this Paragraph, constitute a breach of this Agreement, and Wells Fargo thereafter shall be subject to prosecution as set forth in Paragraphs 17 through 21 of this Agreement. If the USAOs determine that Wells Fargo has made a public statement contradicting its acceptance of responsibility or any fact contained in the Statement of Facts, the USAOs shall so notify Wells Fargo. Thereafter, Wells Fargo may avoid a breach of this Agreement by publicly repudiating the statement within five days after such notification. Wells Fargo shall be permitted to raise defenses and to assert affirmative claims in other proceedings relating to the matters set forth in the Statement of Facts provided that such defenses and claims do not contradict, in whole or in part, any statement contained in the attached Statement of Facts. This Paragraph does not apply to any statement made by any present or former officer, director, employee, or agent of Wells Fargo in the course of any criminal, regulatory, or civil case initiated against such individual, unless such individual is speaking on behalf of Wells Fargo. Cooperation 6. At the request of either of the USAOs, or at the direction of either of the USAOs, Wells Fargo shall cooperate fully with any and all investigations, prosecutions, or civil or administrative enforcement proceedings undertaken by either of the USAOs or other federal law enforcement or regulatory authority or agency and relating to the conduct described in the Statement Facts. All such cooperation described in this Paragraph shall include, but not be limited to: a. Timely providing upon oral or written request, and in accordance with federal law, all non-privileged information, documents, records, and other tangible evidence that can be obtained through reasonable efforts; 4

Wells Fargo Deferred Prosecution Agreement USAO-CDCA | USAO-WDNC Page 5 b. Identifying, upon oral or written request, witnesses who, to the knowledge of Wells Fargo, may have material information regarding the matters under investigation; c. Upon oral or written request, using its best efforts to make available for interview or testimony, in a timely fashion, any current officer, director, employee, agent, or consultant of Wells Fargo; and d. Upon oral or written request, using its best efforts to compile and model data in the possession of, or reasonably obtainable by, Wells Fargo. 7. Wells Fargo shall at all times provide complete, truthful, and accurate information. Wells Fargo’s obligation to cooperate pursuant to the preceding paragraph does not apply if a prosecution by the USAOs is commenced against Wells Fargo as a result of a breach of this Agreement. 8. With respect to any information, testimony, documents, records, or other tangible evidence provided pursuant to this Agreement (other than any material or information provided pursuant to paragraph 9 below), Wells Fargo consents to any and all disclosures, subject to applicable law and regulations, to other governmental and regulatory authorities, including United States authorities and those of a foreign government, of such materials as either of the USAOs, in their sole discretion, shall deem appropriate. 9. In addition to the obligations in Paragraph 6, during the Term, upon oral or written request of either of the USAOs, Wells Fargo shall provide any specified non-privileged information, documents, records, or other tangible evidence of conduct within Wells Fargo Bank, N.A., that may constitute a violation of federal criminal law and that can be obtained through reasonable efforts. The obligations of this Paragraph apply to conduct that may constitute a violation of federal criminal law regardless of whether that conduct relates to the conduct described in the Statement of Facts. 10. Nothing in this Agreement is intended to request or require Wells Fargo to waive its attorney-client privilege or work product protections and no such waiver shall be deemed effected by any provision herein. However, if a court enters an order pursuant to Federal Rule of Evidence 502(d) that preserves Wells Fargo’s privilege and protections, then Wells Fargo shall, in accordance with any such order, produce to the USAOs the documents listed in a schedule previously agreed upon by the parties. Wells Fargo agrees not to oppose entry of such an order with respect to the documents listed in the schedule. 11. To the extent authorized by law, the USAOs agree to bring to the attention of other governmental authorities the nature and quality of Wells Fargo’s cooperation with the USAOs’ investigation, upon request of Wells Fargo. By agreeing to provide this information to any such authority, the USAOs are not agreeing to advocate on Wells Fargo’s behalf, but rather are agreeing to provide facts to be evaluated independently by such authority. 5

Wells Fargo Deferred Prosecution Agreement USAO-CDCA | USAO-WDNC Page 6 Payment of Monetary Penalty 12. Wells Fargo agrees to pay a criminal monetary penalty to the United States of $3,000,000,000 (the “Criminal Penalty”). The Criminal Penalty shall be paid as follows: within five business days of receiving written payment processing instructions from the USAO-CDCA, Wells Fargo shall pay the Criminal Penalty according to those instructions. The amount to be remitted shall be the Criminal Penalty less any amounts Wells Fargo pays to resolve the Parallel Actions, such that Wells Fargo will pay a total of $3,000,000,000 to resolve this criminal investigation as well as both Parallel Actions. 13. Wells Fargo and the USAOs agree that this penalty is appropriate given the facts and circumstances of this case, including Wells Fargo’s cooperation, its disclosure of relevant facts, including information relating to the individuals involved in the offense conduct, and Wells Fargo’s extensive remediation in this matter. The $3,000,000,000 Criminal Penalty is final and shall not be refunded. Wells Fargo acknowledges that no tax deduction may be sought in connection with the payment of any part of this $3,000,000,000 Criminal Penalty. Wells Fargo shall not seek or accept directly or indirectly reimbursement or indemnification from any source with regard to the Criminal Penalty that it pays pursuant to this Agreement or the Parallel Actions. Deferred Prosecution 14. The USAOs agree that if Wells Fargo fully complies with all of its obligations under this Agreement, the USAOs will not criminally prosecute Wells Fargo, or any of its subsidiaries or affiliates, during the Term of this Agreement or thereafter for any crime related to the conduct described in the Statement of Facts. The USAOs and Wells Fargo intend for this Agreement to resolve the USAOs’ criminal investigation of Wells Fargo relating to the conduct described in the Statement of Facts. 15. Except as expressly provided in Paragraph 14 above, this Agreement does not preclude or limit the USAOs, any other United States Attorney’s Office, or the United States Department of Justice from investigating or prosecuting Wells Fargo, or for prosecuting any other individual or entity, including any current or former officer, employee, or agent of Wells Fargo. 16. Nothing in this Agreement shall preclude or limit the USAOs, any other United States Attorney’s Office, or the United States Department of Justice from bringing a criminal prosecution against Wells Fargo for making false statements, obstruction of justice, perjury, subornation of perjury, or aiding and abetting or conspiring to commit such an offense based on Wells Fargo’s conduct in performing its cooperation obligations under this Agreement. 6

Wells Fargo Deferred Prosecution Agreement USAO-CDCA | USAO-WDNC Page 7 Breach of Agreement 17. If, during the Term, (a) any Wells Fargo employee or officer holding the rank of Executive Vice President or above commits any felony under United States law that is within the scope of his or her employment and intending to benefit the Company in whole or in part; (b) Wells Fargo provides in connection with this Agreement deliberately false, incomplete, or misleading information, including in connection with its disclosure of information about individual culpability; (c) Wells Fargo knowingly fails to cooperate as set forth in Paragraphs 6 through 9 of this Agreement; (d) Wells Fargo fails to accept responsibility pursuant to Paragraph 5 of this Agreement; or (e) Wells Fargo otherwise knowingly and materially fails to perform or fulfill any of its obligations under the Agreement, Wells Fargo shall thereafter be subject to prosecution for any federal criminal violation, including, but not limited to, charges arising from the conduct described in the Statement of Facts. 18. The determination whether Wells Fargo has breached the Agreement shall be in the USAOs’ sole discretion. Any such prosecution may be premised on information provided by Wells Fargo. Any such prosecution relating to the conduct described in the Statement of Facts that is not time-barred by the applicable statute of limitations on the date of the signing of this Agreement may be commenced against Wells Fargo, notwithstanding the expiration of the statute of limitations, between the signing of this Agreement and the expiration of the Term plus one year. The tolling agreement is attached hereto as Exhibit B and incorporated herein by reference. 19. Except as otherwise provided in Paragraph 5 above, in the event that the USAOs determine that Wells Fargo has breached this Agreement, the USAOs shall provide Wells Fargo with written notice of such determination prior to instituting any prosecution resulting from such breach. Within 30 days of receipt of such notice, Wells Fargo shall have the opportunity to cure such a breach. In addition, on or before the conclusion of the 30-day period, Wells Fargo may provide a response to the USAOs to demonstrate that no breach has occurred, that the breach is not a knowing breach, and/or that the breach has been cured. The USAOs shall thereafter provide written notice to Wells Fargo of their final determination regarding whether or not a breach has occurred and has not been cured, and Wells Fargo shall thereafter have 30 days to obtain a decision from a higher authority within the Department of Justice reversing or modifying the USAOs’ determination that Wells Fargo has breached this Agreement and has failed to cure the breach. In the absence of such a decision, the USAOs’ determination of breach shall become final. 20. In the event that the USAOs determine to institute a criminal prosecution against Wells Fargo after a breach of this this Agreement, then: a. All statements made by or on behalf of Wells Fargo to the USAOs, including the attached Statement of Facts, shall be admissible in evidence in any and all criminal proceedings brought by the USAOs against Wells Fargo, and Wells Fargo shall stipulate to the admissibility into evidence of the Statement of Facts as an admission 7

Wells Fargo Deferred Prosecution Agreement USAO-CDCA | USAO-WDNC Page 8 by Wells Fargo, and shall be precluded from offering any evidence or argument that contradicts the facts stated in the Statement of Facts or that suggests those facts are untrue or misleading; b. Wells Fargo shall not assert any claim under the United States Constitution, Rule 11(f) of the Federal Rules of Criminal Procedure, Rule 410 of the Federal Rules of Evidence, or any other federal rule that any such statements made by or on behalf of Wells Fargo prior or subsequent to this Agreement should be suppressed or are otherwise inadmissible; and c. The USAOs shall immediately be free to use the waiver of indictment provided by Wells Fargo in Exhibit C attached hereto and to prosecute Wells Fargo by way of information for any federal offense arising out of the Statement of Facts. 21. Wells Fargo acknowledges that the USAOs have made no representations, assurances, or promises concerning what sentence may be imposed by the Court if Wells Fargo breaches this Agreement and any criminal prosecution instituted thereafter proceeds to judgment. Wells Fargo further acknowledges that any such sentence would be solely within the discretion of the Court and that nothing in this Agreement binds or restricts the Court in the exercise of such discretion. Nothing in this Agreement shall be deemed an agreement by the USAOs that $3,000,000,000 is the maximum penalty that may be imposed in any future prosecution, and the USAOs are not precluded from arguing in any future prosecution that the Court should impose a higher fine, although the USAOs agree that under those circumstances, they will recommend to the Court that any amount paid under this Agreement should be offset against any fine the Court imposes as part of a future judgment. Sale, Merger, or Other Change in Corporate Form of Wells Fargo 22. Except as may otherwise be agreed by the parties in connection with a particular transaction, Wells Fargo agrees that in the event that, during the Term or during the pendency of its cooperation obligations described in Paragraphs 6 through 9, if it sells, merges, or transfers all or substantially all of the assets of Wells Fargo Bank, N.A., whether such sale is structured as a sale, asset sale, merger, transfer, or other change in corporate form, it shall include in any contract for sale, merger, transfer, or other change in corporate form a provision binding the purchaser, or any successor in interest thereto, to the obligations described in this Agreement. The purchaser or successor in interest must also agree in writing that the USAOs’ ability to determine a breach under this Agreement is applicable in full force to that entity. Wells Fargo agrees that the failure to include these provisions in the transaction will make any such transaction null and void. Wells Fargo shall provide notice to the USAOs at least 30 days prior to undertaking any such sale, merger, transfer, or other change in corporate form. If one of the USAOs notifies Wells Fargo prior to such transaction (or series of transactions) that it has determined that the transaction(s) has the effect of circumventing or frustrating the enforcement purposes of this Agreement, as determined in the sole discretion of the USAOs, Wells Fargo shall not 8

Wells Fargo Deferred Prosecution Agreement USAO-CDCA | USAO-WDNC Page 9 consummate such transaction(s). In addition, if at any time during the Term or the pendency of Wells Fargo’s cooperation obligations described in Paragraphs 6 through 9 the USAOs determine in their sole discretion that Wells Fargo has engaged in a transaction(s) that has the effect of circumventing or frustrating the enforcement purposes of this Agreement, they may deem it a breach of this Agreement pursuant to Paragraphs 17 through 21 of this Agreement. Nothing herein shall restrict Wells Fargo from indemnifying (or otherwise holding harmless) the purchaser or successor in interest for penalties or other costs arising from any conduct that may have occurred prior to the date of the transaction, so long as such indemnification does not have the effect of circumventing or frustrating the enforcement purposes of this Agreement, as determined by the USAOs. Notice 23. Any notice to the USAOs under this Agreement shall be given by personal delivery, overnight delivery by a recognized delivery service, or registered or certified mail, addressed to: Central District of California: United States Courthouse 312 North Spring Street, Suite 1200 Los Angeles, California 90012 Western District of North Carolina: 227 West Trade Street, Suite 1650 Charlotte, North Carolina 28202 24. Any notice to Wells Fargo under this Agreement shall be given by email and personal delivery, overnight delivery by a recognized delivery service, or registered or certified mail, addressed to: David J. Rice Christopher M. Viapiano Assistant General Counsel Sullivan & Cromwell LLP Legal Department 1700 New York Avenue, N.W. Wells Fargo & Company Suite 700 One Wells Fargo Center Washington D.C., 20006 301 South College Street, 30th Floor viapianoc@sullcrom.com Charlotte, NC 28202-6000 david.j.rice@wellsfargo.com 25. Notice shall be effective upon actual receipt by both the USAOs or Wells Fargo. 9

Wells Fargo Deferred Prosecution Agreement USAO-CDCA | USAO-WDNC Page 10 Miscellaneous Provisions 26. This Agreement is binding only on Wells Fargo and the USAOs; it specifically does not bind any other component of the Department of Justice, other federal agencies, or any state, local or foreign law enforcement or regulatory agencies, or any other authorities. 27. This Agreement, with its attached Exhibits A through F, sets forth all the terms of the agreement between Wells Fargo and the USAOs. No modifications or additions to this Agreement, or to its attached Exhibits A through F, shall be valid unless they are in writing and signed by the USAOs, Wells Fargo’s attorneys, and a duly authorized agent of Wells Fargo. Exhibit A – Statement of Facts Exhibit B – Statute of Limitations Tolling Agreement Exhibit C – Waiver of Indictment // // 10

Wells Fargo Deferred Prosecution Agreement USAO-CDCA I USAO-WDNC Page 11 Exhibit D- Certificates.of Corporate Resolutions Exhibit E ....:. Certificate of Cotmsel AGREED: NICOLA T. HANNA United States Attorney Central District of California By: ENJAMIN S. KING THOMAS D. STOUT Special Assistant United States Attorneys ALEXANDER B. SCHWAB CAROLYN S. SMALL Assistant United States Attorneys 'R. ANDREW MURRAY United States Attorney Western District of North Carolina By: WELL ·ARGO&COMPANY DATE by: Douglas Edwards, Acting General Counsel WELLS GO BANK, N.A. DATE 7 by: Do glas Edwards, Acting General Counsel 11

Wells Fargo Deferred Prosecution Agreement USAO-CDCA I USAO-WDNC Page 12 "/7. ~/~ DOUOLAi:(xEL · ELLYCE R. COOPER Sidley Austin LLP Counsel for Wells Fargo & Company end Wel Fargo Bank. N.A. DATBf 1 NIC LASBO C STOP Sullivan & Cto well LL Counsel for Wells & Company and Wells Fargo Bank, N.A. ~ f>< => AL1rlRACKBT! DA~ ' McGuire Woods LLP Counsel for Wells Fargo & Company and Wells Fargo Bank. N.A. 12

EXHIBIT A

EXHIBIT A—STATEMENT OF FACTS Wells Fargo Bank, N.A. (“WFB”) and Wells Fargo & Company (“WFC”) (collectively referred to hereinafter as “Wells Fargo” or “the Company”) admit, accept, and acknowledge as true the following facts: Background on Wells Fargo and the Community Bank At all relevant times, except when specific times are described below: 1. WFC was a publicly traded financial services corporation headquartered in San Francisco, California, and organized under the laws of the State of Delaware. WFC’s common stock was registered under Section 12(b) of the Exchange Act and quoted on the New York Stock Exchange (Ticker: WFC). 2. WFC owned various subsidiaries through which it operated various lines of businesses, including the wholly owned subsidiary WFB. WFB was a national bank and financial institution under 31 U.S.C. § 5312, and its customers’ deposits were insured by the Federal Deposit Insurance Corporation. 3. WFC provided retail, commercial, and corporate banking services through three operating segments for management reporting purposes: the Community Bank, Wholesale Banking, and Wealth and Investment Management. WFC offered, through WFB and its other subsidiaries, a diverse array of financial services and products to both individuals and businesses. 4. Wells Fargo’s largest business unit was the Community Bank, which contributed more than half (and in some years more than two-thirds) of the Company’s revenue from 2007 through 2016. The Community Bank was responsible for managing many of the everyday banking products targeted to individuals and small businesses, including checking and savings accounts, certificates of deposit, debit cards, bill pay, and global remittance products. The A-1

Community Bank also made referrals to other units in WFC regarding mortgages, lines of credit, credit cards, investment products (including brokerage products), insurance products, safe deposit boxes and a variety of other banking products. All of the accounts, products, and services referred to in this paragraph are hereinafter referred to collectively as “accounts and financial products.” Product groups within the Community Bank designed and managed some of these accounts and financial products, and others were designed and managed by other parts of the Community Bank. 5. Accounts and financial products throughout Wells Fargo were offered to consumers within a large network of branches, referred to within Wells Fargo as “stores,” as well as other channels. Employees and officers of the Community Bank referred to accounts and financial products as “solutions” to be “sold” to customers. The Community Bank managed the U.S. branches. The branches employed various types of employees, including tellers, who processed basic transactions and made referrals to bankers for account openings or complex transactions, and bankers, who were generally responsible for offering accounts and financial products to customers. Branch managers reported to other managers, and all ultimately reported up to senior regional executives, called Regional Bank Executives (“RBEs”). The RBEs generally reported directly to the head of the Community Bank. 6. From 2007 to 2016, Executive A was the senior executive vice president in charge of the Community Bank. In that position, Executive A reported directly to the CEO of Wells Fargo. From 2002 to 2007, Executive A was head of regional banking, which included the retail segment, small business, and business banking. A-2

The Cross-Sell Model 7. Beginning in 1998, Wells Fargo increased its focus on sales volume and reliance on year-over-year sales growth. A core part of this sales model was the “cross-sell strategy.” As described externally, the cross-sell strategy called for Wells Fargo to meet all of its customers’ financial needs by focusing on selling to its existing customers additional financial products that those customers wanted, needed, and would use. Wells Fargo represented to investors that its ability to execute successfully on its cross-selling strategy provided the Company with a competitive advantage, caused an increase in revenue, and allowed it to better serve its customers. 8. Wells Fargo characterized its cross-selling strategy to investors as a key component of its financial success and routinely discussed its efforts to achieve cross-sell growth. Wells Fargo described cross-selling as its “primary strategy” to achieve its “vision . . . to increase the number of our products our customers utilize and to offer them all of the financial products that fulfill their needs.” Wells Fargo stated that cross-selling was the “cornerstone of [its] business model and key to [its] ability to grow revenue and earnings.” It was “the foundation of our business model.” 9. Wells Fargo publicly stated on numerous occasions that its sales strategy was “needs-based.” In other words, Wells Fargo claimed that its strategy was to sell customers the accounts that they needed. In its 2012 Vision and Values statement Wells Fargo stated: “We do not view any product in isolation, but as part of a full and long-lasting relationship with a customer and with that customer’s total financial needs. We start with what the customer needs—not with what we want to sell them.” Its subsequent Vision and Values statement, published in 2015, contained similar language. In its 2015 Annual Report, Wells Fargo stated A-3 that “[o]ur approach to cross-sell is needs-based as some customers will benefit from more products, and some may need fewer.” The Company’s 2012 through 2016 Annual Reports explicitly referred to these Vision & Values statements. 10. At Wells Fargo’s May 2010 Investor Day conference, Executive A stated that “Our cross-sell focus starts with customer needs.” Similarly, during a March 2016 meeting with an analyst, Executive A stated that Wells Fargo “only cross sell[s] products which customers value and will use.” At Wells Fargo’s 2016 Investor Day conference, Executive A stated: “[A]s we think about products per household or cross-sell, the first thing we anchor ourselves on is our vision of satisfying our customers’ needs.” The Cross-Sell Metric 11. From at least 2000 until the third quarter of 2016, Wells Fargo published a Community Bank “cross-sell metric” in its Annual Reports and SEC Forms 10-Q, 10-K, and 8-K that purported to be the ratio of the number of accounts and products per retail bank household. During investor presentations and analyst conferences, Well Fargo referred to the Community Bank’s cross-sell metric, which continued to increase over time until it flattened in Q2 2014 and then decreased in Q3 2014, as proof of its success at executing on this core business strategy. Wells Fargo touted to investors the consistent growth of the cross-sell metric over time as demonstrative of its success at executing on its cross-selling strategy. 12. Because of the centrality of the cross-sell metric to Wells Fargo’s investor narrative, Company executives, including Executive A, were focused on maintaining cross-sell growth from at least 2007 through 2016. The compensation of certain Company executives, including Executive A, was impacted by cross-sell growth. A-4

Implementation of Cross-Sell at the Community Bank 13. In contrast to the Company’s public statements and disclosures about needs-based selling, Executive A implemented a volume-based sales model in which employees were directed, pressured, and/or caused to sell large volumes of products to existing customers, often with little regard to actual customer need or expected use. From at least as early as 2002 to approximately 2013, Community Bank leadership, including Executive A, directly and/or indirectly encouraged, caused, and approved sales plans that called for aggressive annual growth in a number of basic banking products, such as checking and savings accounts, debit cards, credit cards, and bill pay accounts. 14. By approximately 2010, in light of existing product penetration, shifting demand, macroeconomic conditions, and regulatory developments that made certain products—such as checking accounts—less profitable, the sales plans were regarded in various parts of the Community Bank as far too high to be met by selling products that customers actually wanted, needed, or would use. Nevertheless, the number of products sold continued to be a significant criterion by which the performance of employees, ranging from tellers and bankers to RBEs, was evaluated. Throughout the Community Bank, managers responded to the increasing difficulty of growing sales by exerting extreme pressure on subordinates to achieve sales goals, including explicitly directing and/or implicitly encouraging employees to engage in various forms of unlawful and unethical conduct to meet increasing sales goals. Many employees believed that a failure to meet their sales goal would result in poor job evaluations, disciplinary action, and/or termination. Though there had been evidence of employees struggling to ethically meet sales goals as early as 2002, the problem became significantly more acute beginning in 2010 as the A-5 sales plans diverged further from market opportunity and managers responded by increasing pressure on employees to sell products that customers did not want or need and would not use. Unlawful and Unethical Misconduct by the Community Bank to Generate Sales 15. The Community Bank’s onerous sales goals and accompanying management pressure led thousands of its employees to engage in: (1) unlawful conduct to attain sales through fraud, identity theft, and the falsification of bank records, and (2) unethical practices to sell products of no or low value to the customer, while believing that the customer did not actually need the account and was not going to use the account. 16. Collectively, many of these practices were referred to within Wells Fargo as “gaming.” “Gaming” was a term generally known at the Company and referred to employees’ manipulation and/or misrepresentation of sales to meet sales goals, receive incentive compensation and/or avoid negative consequences, such as reprimands or termination. Gaming strategies varied widely, and included using existing customers’ identities—without the customers’ consent—to open checking and savings, debit card, credit card, bill pay, and global remittance accounts. Many widespread forms of gaming constituted violations of federal criminal law. The following are examples of gaming practices engaged in by Wells Fargo employees during the period from 2002 to 2016: a. Employees created false records and forged customers’ signatures on account opening documents to open accounts that were not authorized by customers. b. After opening debit cards using customers’ personal information without consent, employees falsely created a personal identification number (“PIN”) to activate the unauthorized debit card. Employees often did so because the Community Bank A-6 rewarded them for opening online banking profiles, which required a debit card PIN to be activated. c. In a practice known as “simulated funding,” employees created false records by opening unauthorized checking and savings accounts to hit sales goals. They then transferred funds to the unauthorized account to meet the funding criteria required to receive credit for “selling” the new account. To achieve this “simulated funding,” employees often moved funds from existing accounts of the customers without their consent. Millions of accounts reflected transfers of funds between two accounts that were equal in amount to the product-specific minimum amount for opening the later account and that thereafter had no further activity on the later account; many of these accounts were subject to simulated funding. In many other instances, employees used their own funds or other methods to simulate actual funding of accounts that they had opened without customer consent. d. Employees opened unauthorized consumer and business credit card accounts without customer authorization by submitting applications for credit cards in customers’ names using customers’ personal information. e. Employees opened bill pay products without customer authorization; employees also encouraged customers to make test or “token” payments from their bill pay accounts to obtain employee sales credit (which was only awarded for bill pay accounts that had made a payment). f. Employees at times altered the customer phone numbers, email addresses, or physical addresses on account opening documents. In some instances, employees did so to prevent the customers from finding out about unauthorized accounts, including to A-7 prevent customers from being contacted by the Company in customer satisfaction surveys. Millions of non-Wells Fargo-employee customer accounts reflected a Wells Fargo email address as the customer’s email address, contained a generic and incorrect customer phone number, or were linked to a Wells Fargo branch or Wells Fargo employee’s home address. 17. Employees also intentionally persuaded customers to open accounts and financial products that the customers authorized but which the employees knew the customers did not actually want, need, or intend to use. There were many ways in which employees convinced customers to open these unnecessary accounts, including by opening accounts for friends and family members who did not want them and by encouraging customers to open unnecessary, duplicate checking or savings accounts or credit or debit cards. Millions of secondary accounts and products were opened from 2002 to 2016, and many of these were never used by customers. 18. Gaming conduct and the practice of pushing unnecessary accounts on customers began in at least 2002 and became widespread over time, lasting through 2016, when the Community Bank eliminated product sales goals for its employees. Community Bank Senior Leadership Knew the Unlawful and Unethical Misconduct was Widespread and that Sales Goals and Pressure Were the Root Cause 19. Beginning as early as 2002, when a group of employees was fired from a branch in Fort Collins, Colorado, for sales gaming, Community Bank senior leadership became aware that employees were engaged in unlawful and unethical sales practices, that gaming conduct was increasing over time, and that these practices were the result of onerous sales goals and management pressure to meet those sales goals. 20. That information was reported to Community Bank senior leadership, including Executive A, by multiple channels. Those channels included Wells Fargo’s internal A-8 investigations unit, the Community Bank’s own internal sales quality oversight unit, and managers leading the Community Bank’s geographic regions, as well as regular complaints by lower-level employees and Wells Fargo customers reporting serious sales practices violations. For example, in a 2004 email, an internal investigations manager described his efforts to convey his concerns about increasing sales practices problems to Community Bank senior leadership: “I just want [Executive A] to be constantly aware of this growing plague.” In 2005, a corporate investigations manager described the problem as “spiraling out of control.” This reporting continued through 2016, and generally emphasized increases in various forms of sales practices misconduct. 21. By 2012, certain of the RBEs and their direct reports, Regional Presidents, were regularly raising objections to Executive A and certain individuals reporting to Executive A about the sales plans. These objections included objections regarding the levels at which the plans were set, the types and categories of products for which they incented sales, the accompanying pressure, the resulting no- or low-value accounts, and unlawful and unethical sales practices at the Community Bank. As of 2012, complaints about the sales goals were regularly escalated to Executive A. These complaints specifically articulated that the sales goals were too high and incented Community Bank employees to sell a significant number of low- quality or valueless duplicate products, sometimes through misconduct. Similar complaints continued to be made until 2016. 22. Certain of the RBEs and those who reported directly to them pushed Executive A to shift to a model based on true needs-based selling, instead of volume-based selling with less regard for customer need or account quality. In some cases, Executive A’s senior staff also questioned the sales model’s focus on low-quality secondary accounts. For example, in A-9

November 2013, a member of the senior staff wrote, “I really question the value of adding growth to secondary checking in regions that have very high rates to begin with. Based on what we know about the quality of those accounts it seems like we would want to keep their secondary DDA flat or down . . . .” A year earlier, another senior staff member suggested eliminating any incentive payments tied to accounts that never funded, debit cards that were never used, and more than one demand deposit account per customer per day. Nevertheless, Executive A was unwilling to fundamentally alter the sales model. 23. Certain Community Bank senior executives believed that some of the unwillingness to change the sales model was tied to Executive A’s focus on the cross-sell metric. For example, in an October 2012 email chain with the head of the deposit products group — the group responsible for the most significant products supervised by the Community Bank, including checking accounts, savings accounts, and debit cards—the Community Bank’s group risk officer wondered why Executive A was “putting together a plan that we know isn’t attainable.” The head of the deposit products group responded that Executive A was “backed up against the wall due to the cross-sell metric.” Community Bank Senior Leadership Exacerbated the Sales Practices Problem and Concealed Material Facts 24. Even though Community Bank employees often did not meet the sales goals—or met them by selling products and accounts customers neither wanted nor needed—Community Bank senior leadership increased the sales plans nearly every year through 2013. Pressure to meet those ever-increasing plans also increased during this time period. Even after 2012, when Wells Fargo began regularly retroactively lowering goals during the sales year in recognition that the goals were unachievable, employees still largely missed the lowered goals, an indication that they continued to be too high. A-10

25. Despite knowledge of the widespread sales practices problems, including the pervasive illegal and unethical conduct tied to the sales goals, Community Bank senior leadership failed to take sufficient action to prevent and reduce the incidence of unlawful and unethical sales practices. 26. Executive A also contributed to the problem by promoting and holding out as models of success managers who tolerated and encouraged sales integrity violations. 27. Certain Community Bank leaders also impeded scrutiny of sales practices by Wells Fargo’s primary regulator, the Office of the Comptroller of Currency (“OCC”). During OCC examinations in February and May 2015, the OCC was given information that minimized the amount of sales pressure within the Community Bank and the size and scope of Wells Fargo’s sales practices problem. 28. On numerous occasions, Community Bank senior leadership, including Executive A, also made statements and gave assurances to the Company’s management and Board of Directors that minimized the scope of the sales practices problem and led key gatekeepers to believe the root cause of the issue was individual misconduct rather than the sales model itself. Until approximately 2015, Community Bank senior leadership viewed negative sales quality and integrity as a necessary byproduct of the increased sales and as merely the cost of doing business. They nonetheless failed to advise key gatekeepers of the significant risks that the non- needs-based selling posed to the Company. 29. Notwithstanding the substantial effect the unused and unauthorized products had on inflating the cross-sell metric, Executive A continued to tout the cross-sell metric as one of the Company’s competitive advantages in its public statements to investors. By failing to disclose the extent to which the cross-sell metric was inflated by low-quality accounts, Executive A-11

A sought not only to induce investors’ continued reliance on the metric but also to avoid confronting the risk of reputational damage that might arise—and eventually did arise—from public disclosure of the severity and extent of sales quality problems. Scope of the Unlawful and Unethical Misconduct 30. Between 2011 and 2016, tens of thousands of employees were the subject of allegations of unethical sales practices. During this period, the Company referred more than 23,000 employees for sales practices investigation and terminated over 5,300 employees for customer-facing sales ethics violations, including, in many cases, for falsifying bank records. Thousands of additional employees received disciplinary action short of termination or resigned prior to the conclusion of the Company’s investigations into their sales practices. 31. Almost all of the terminations and resignations were of Community Bank employees at the branch level, rather than managers outside of the branches or senior leadership within the Community Bank. 32. From 2002 to 2016, Wells Fargo opened millions of accounts or financial products that were unauthorized or fraudulent. During that same time period, Wells Fargo employees also opened significant numbers of additional unneeded, unwanted, or otherwise low- value products that were not consistent with Wells Fargo’s purported needs-based selling model. Wells Fargo collected millions of dollars in fees and interest to which the Company was not entitled, harmed the credit ratings of certain customers, and unlawfully misused customers’ sensitive personal information (including customers’ means of identification). In general, the unauthorized, fraudulent, unneeded, and unwanted accounts were created as a result of the Community Bank’s systemic sales pressure and excessive sales goals. A-12

Impact of Sales Practices Misconduct on Cross-Sell Disclosures 33. Accounts and financial products opened without customer consent or pursuant to gaming practices were included by the Company in the Community Bank cross-sell metric until such accounts were eventually closed for lack of use. When Community Bank senior leadership set employee sales goals at a level to achieve year-over-year sales growth, it rarely took into consideration that the base level of sales included accounts or financial products resulting from unlawful misconduct or gaming. This had the effect of imposing additional pressure on employees to continue gaming practices. 34. Like the accounts and financial products lacking customer consent, accounts and financial products that were never or seldom used by customers were also included by the Company in the Community Bank cross-sell metric until such accounts were eventually closed for lack of use, at which time those accounts were removed from the cross-sell metric. In some cases (like checking or savings accounts), the unused accounts were closed relatively quickly (usually within 90 days if unfunded), but in other cases (like debit cards, the largest product category included in the cross-sell metric, or bill pay, another large contributor to cross-sell), the unused accounts remained open without activity for up to four years. 35. From 2012 to 2016, Wells Fargo failed to disclose to investors that the Community Bank’s sales model had caused widespread unlawful and unethical sales practices misconduct that was at odds with its investor disclosures regarding needs-based selling and that the publicly reported cross-sell metric included significant numbers of unused or unauthorized accounts. Certain Community Bank senior executives who reviewed or approved the disclosures knew, or were reckless in not knowing, that these disclosures were misleading or incomplete. A-13

36. At the end of 2012, the Community Bank decided to add existing global remittance accounts to the calculation of the cross-sell metric over the course of 2013. It did so by excluding inactive global remittance accounts, in a manner inconsistent with prior practice. It was never disclosed to investors that the product was added to the metric. By the end of 2013, the cross-sell metric had grown by .11 since the prior year. However, .04 of that growth resulted from the addition of global remittance, and the remaining growth was attributable to an increase in accounts and financial products that had been inactive for at least 365 days. Nonetheless, WFC’s FY 2013 Form 10-K, filed February 2014, touted that the Community Bank had achieved record cross-sell over the prior year. 37. Nonetheless, despite the addition of a new product, by late 2013 and early 2014, quarter-over-quarter growth in the cross-sell metric had flattened, significantly because of a slowdown in sales growth as a result of, among other things, the Community Bank’s belated efforts to impose increased controls to curb misconduct resulting from aggressive sales goals. At a May 2014 Investor Day conference, Executive A responded to a question about what was causing the cross-sell growth to slow with a misleading answer. Instead of truthfully answering what she knew at the time—that a significant portion of the decline in cross-sell growth was a result of declining sales growth, in part caused by the efforts to address historical sales misconduct—she misleadingly described the cross-sell trend as not “bad news” and offered three innocuous or positive trends that could impact cross-sell growth over time, two of which she had no evidence were meaningfully affecting cross-sell growth in 2014. Providing a complete answer to investors would have required Executive A to acknowledge the sales practices misconduct that Executive A had failed to disclose in the past as well as Wells Fargo’s growing struggles to grow its retail bank sales as it had historically. A-14

38. Executive A was again asked about the decline in cross-sell at the May 2016 Investor Day. An analyst noted that the decline was “a bit of a change for [the Community Bank]” and asked whether it was “an inevitable saturation” or a reflection of “a need for new products.” Executive A acknowledged that there had been “headwinds,” but attributed the decline to strong checking account growth (which is generally a first product and therefore would have potentially diluted the ratio by bringing on new customers who start out with fewer products) and “the interest rate environment” causing “some products [to not be] particularly appealing to our customers right now.” However, by failing to acknowledge that declining product sales, improving sales quality, and the roll-off of low quality accounts was a significant cause of cross-sell decline, Executive A’s response was again incomplete and misleading. 39. Moreover, in a January 12, 2015, response to an SEC Comment Letter that asked how the cross-sell metric was calculated and in its 2014 and 2015 Annual Reports, Wells Fargo characterized the cross-sell metric as a ratio of “products used by customers in retail banking households.” Prior to and after that time, the metric was described as “products per household,” “products per retail bank household,” or “the average number of products sold to existing customers.” 40. Community Bank executives, including Executive A, knew that the metric included many products that were not used by customers. Wells Fargo’s inclusion of the word “used” to describe the accounts was therefore misleading. 41. Several months after changing its disclosure that described how the cross-sell metric was calculated to characterize the metric as “products used,” Community Bank senior leadership began to develop an alternative metric to capture products that had been used. The Community Bank referred to this metric internally as “active cross-sell.” In developing the active A-15 cross-sell metric, Community Bank senior leadership recognized that as many as ten percent of accounts included in the cross-sell metric had not been used within the previous 12 months. The Community Bank considered releasing this alternative metric to investors, but never did so, in part because of concerns raised by Executive A and others that its release would cause investors to ask questions about Wells Fargo’s historical sales practices. 42. Following the Company’s announcement of the September 2016 settlements with the OCC, the Consumer Financial Protection Bureau, and the City of Los Angeles that confirmed publicly for the first time the scale of the sales practices misconduct within the Community Bank, as well as the widespread media and political criticism of the Company that resulted, Wells Fargo’s stock experienced three significant stock drops that translated into an approximately $7.8 billion decrease in market capitalization. A-16

EXHIBIT B

EXHIBIT B STATUTE OF LIMITATIONS TOLLING AGREEMENT This Statute of Limitations Tolling Agreement (“Tolling Agreement”) is entered into between Wells Fargo & Company and Wells Fargo Bank, N.A. (collectively, “Wells Fargo”) and the United States Attorney’s Offices for the Central District of California and Western District of North Carolina (the “USAOs”). 1. The USAOs, along with the Federal Bureau of Investigation, Federal Deposit Insurance Corporation - Office of Inspector General, the Federal Housing Finance Agency - Office of Inspector General, Office of Inspector General for the Board of Governors of the Federal Reserve System and Consumer Financial Protection Bureau, the United States Postal Inspection Service, and other federal law enforcement agencies have been investigating certain matters relating to the sales practices within Wells Fargo’s Community Bank between 2002 to September 2016 (the “Investigation”). 2. Contemporaneously with the execution of this Tolling Agreement, Wells Fargo and the USAOs are entering into a Deferred Prosecution Agreement to resolve the Investigation with respect to Wells Fargo (the “Deferred Prosecution Agreement”). The Deferred Prosecution Agreement includes, as Exhibit A, a Statement of Facts. 3. Wells Fargo and the USAOs acknowledge that it is their mutual intention for this Tolling Agreement, in accordance with the terms and conditions of the Deferred Prosecution Agreement, to effect a waiver and tolling of any federal statute of limitations (including, but not limited to, 18 U.S.C. §§ 3282, 3293, and 3301) for any violation of federal law relating to the conduct described in the Statement of Facts. 4. This Tolling Agreement applies solely to any federal criminal offenses, and allegations thereof, relating to Wells Fargo’s conduct as described in the Statement of Facts charged by either of the USAOs following a breach of the Deferred Prosecution Agreement as set forth in Paragraphs 17 through 20 of the Deferred Prosecution Agreement. It also applies to all criminal prosecution and civil and criminal forfeiture actions brought by the USAOs that may be based on such federal criminal offenses. It does not apply to any criminal offenses, allegations, prosecutions, or actions brought by any other federal law enforcement or prosecutors’ offices. 5. The parties to this Tolling Agreement hereby agree and stipulate that the period beginning on the execution date of the Deferred Prosecution Agreement, and continuing until the conclusion of the Term as defined in the Deferred Prosecution Agreement plus one year (the “Tolling Period”), shall be excluded from any calculation of time for purposes of the application of any federal statute of limitations to any violation of federal law relating to the conduct described in the Statement of Facts. B-1

6. The parties to this Tolling Agreement further agree and stipulate that the running of any federal statute of limitations or any similar equitable doctrine for any alleged violation of federal law shall be tolled during the Tolling Period. 7. The Parties to this Tolling Agreement further agree and stipulate that the Tolling Period shall not be considered or assessed against the United States or the USAOs for purposes of any constitutional, statutory, or other challenge involving a claim of pre-indictment delay relating to any criminal prosecution brought by either of the USAOs related to the conduct described in the Statement of Facts. 8. Wells Fargo has retained and consulted with outside counsel. Wells Fargo, having been advised by its counsel of the potential consequences of this Tolling Agreement to its rights under the Fifth and Sixth Amendments of the United States Constitution, the federal statutes of limitations, and Rule 48(b) of the Federal Rules of Criminal Procedure, expressly waives its right to rely upon the time included in the Tolling Period to support any defense based upon the failure of a federal grand jury or the USAOs to charge it with any violation of any relevant federal law relating to the conduct described in the Statement of Facts or the failure to institute civil or criminal forfeiture proceedings against it or against any of its assets. 9. The parties to this Tolling Agreement understand that nothing in this Tolling Agreement revives any criminal charges for which the applicable statute of limitations ran prior to the execution date of the Deferred Prosecution Agreement. 10. This Tolling Agreement does not limit or affect the right or discretion of the USAOs, or any other component of the United States Department of Justice, to seek or initiate criminal charges or any civil money laundering or civil or criminal forfeiture proceedings against Wells Fargo based upon the violation of any federal law at any time, except to the extent set forth in the Deferred Prosecution Agreement. 11. This Tolling Agreement may be executed in counterparts and transmitted by // // B-2 facsimile and/or electronic copy, each of which counterparts will be deemed to be an original and which taken together will constitute the Tolling Agreement.

READ AND AGREED TO:

NICOLA T. HANNA
United States Attorney
Central District of California

ALEXANDER B. SCHWAB
CAROLYN S. SMALL
Assistant United States Attorneys

DATE 2/21/2020

R. ANDREW MURRAY
United States Attorney
Western District of North Carolina

DANIEL RYAN
Assistant United States Attorney

DATE 2/21/2020

WELLS FARGO & COMPANY
by: Douglas Edwards, Acting General Counsel

DATE 2/20/20

WELLS FARGO BANK, N.A.
by: Douglas Edwards, Acting General Counsel

DATE 2/20/20

B-3

DATE' ' ELLYCE COOPER Sidley Austin LLP Counsel fotWells Fargo & Company and Well Fargo Bank, N.A. DATE' ' DATE B-4

EXHIBIT C

WAIVER OF INDICTMENT In the event that either the United States Attorney's Office for the Central District of California or the United States Attorney's Office for the Western District of North Carolina institutes a criminal prosecution against Wells Fargo & Co. and/or Wells Fargo Bank, N.A., following a determination of a breach of the Deferred Prosecution Agreement, dated February 20, 2020, in accordance with paragraphs 17 through 20 of that Agreement, both Wells Fargo & Co. and Wells Fargo Bank, N.A., having been advised by counsel of their rights and the nature of potential charges arising out of the Statement of Facts, waive their right to indictment and agree that criminal proceedings may be by information rather than indictment for any federal offense arising out of the Statement of Facts attached as Exhibit A to the Deferred Prosecution Agreement. ~?:-E~d~::: Counsel Datt! I . 2-/ '-~)2-0 Wel~ank, N.A. Date . By: Douglas Edwards, Acting General Counsel Douglas A. Axel . Date Ellyce Cooper Sidley Austin LLP Attorneys for Wells Fargo & Co. and Wells Fargo ~auk, N.A.

WAIVER OF INDICTMENT In the event that either the United State$ Attorney's Office for the Central District cf California or the United States Attorney's Office for the Western District of North Carolina institutes a criminal prosecution against Wells Fargo & Co. and/or Wells Fargo Bank. N.A., following a determination of a breach of the Deferred Prosecution Agreement, dated February 20, 2020, in accordance-with paraaraphs 17 through 20 of that Agreement, both Wells Farso & Co. and Wells Fargo Bank, N.A., having been advised by counsel of their rights and the nature of potential charges arising out of the Statement of Facts, waive their right to indictment and agree that criminal proceedings may be by information rather than indictment for any federal off"ense arising out of the Statement of Facts attached as Exhibit A to the Deferred Prosecution Agreement. Wells Fargo & Co. Date By: Douglas Edwards, Acting General Counsel Wells Fargo Bank, N.A. Date ?--/l-411~ Douglas A-. xeJ Date~ ' Bllyce Cooper Sidley Austin LLP Attorneys for Wells Fargo & Co. and Wells Fargo Bank. N.A.

EXHIBIT D

EXHIBIT D-COMPANY OFFICER'S CERTIFICATE I have read this Agreement and carefully reviewed every part of it with outside counsel for Wells Fargo & Co. I understand the terms of this Agreement and voluntarily agree, on behalf of Wells Fargo & Co., to each of its terms. Before signing this Agreement, I consulted with outside counsel for Wells Fargo & Co. Counsel fully advised me of the rights of Wells Fargo & Co., of possible defenses, of the Sentencing Guidelines' provisions, and of the consequences of entering into this Agreement. I have carefully reviewed the terms of this Agreement with the Board of Directors of Wells Fargo & Co. I, along with the previous General Counsel, have advised and caused outside counsel for Wells Fargo & Co. to advise the Board of Directors fully of the rights of Wells Fargo & Co., of possible defenses, of the Sentencing Guidelines' provisions, and of the consequences ofentering into the Agreement. No promises or inducements have been made other than tl~ose contained in this Agreement. Furthermore, no one has threatened or forced me, or to my knowledge any person authorizing this Agreement on behalf of Wells Fargo & Co., in any way to enter into this Agreement. I am also satisfied with outside counsel's representation in this matter. I certify that I am the Acting General Counsel for Wells Fargo and that I have been duly authorized by Wells Fargo & Co. to execute this Agreement on behalf Wells Fargo & Co. Dated: '2-/ 2 t)/ 2.- e, dwards, Acting General Counsel

EXPLANATION OF RESOLUTIONS: These resolutions approve the Company’s settlement with the Department of Justice (“DOJ”) and the Securities and Exchange Commission (‘SEC”) relating to the historical sales practices in the Company’s Community Bank. The resolutions, among other things, approve entering into the settlement documents presented to the meeting, including a Deferred Prosecution Agreement with the DOJ, an Offer of Settlement with the SEC, and the Settlement Agreement with DOJ Civil, and authorize the Chief Executive Officer and the acting General Counsel, in their sole discretion, to negotiate, approve, and enter into such documents. WELLS FARGO & COMPANY February 18, 2020 Special Meeting of the Board of Directors Action: Approve Community Bank Sales Practices Settlement WHEREAS, the U.S. Department of Justice, through the U.S. Attorney’s Offices for the Central District of California and the Western District of North Carolina (“DOJ”), are conducting criminal investigations of historical sales practices in the Community Bank of Wells Fargo & Company (the “Company”). WHEREAS, the U.S. Securities and Exchange Commission (“SEC”) is conducting a civil investigation to determine whether the Company’s historical statements regarding the Community Bank and its cross-sell metric violated the federal securities laws. WHEREAS, the U.S. Department of Justice, through the Civil Frauds Division and the U.S. Attorney’s Office for the Central District of California (“DOJ Civil”), is conducting a civil investigation to determine whether historical sales practices in the Community Bank violated civil laws and give rise to civil penalties. WHEREAS, management of the Company believes that it is advisable and in the Company’s best interests to resolve these investigations and has negotiated settlements that it has presented to the Board for approval. WHEREAS, these settlements comprise a Deferred Prosecution Agreement with the DOJ; an SEC Order Instituting Cease-and-Desist Proceedings Pursuant to Section 21C of the Securities Exchange Act of 1934, Making Findings, and Imposing a Cease-and-Desist Order; and a Settlement Agreement with DOJ Civil. WHEREAS, the Board has reviewed the settlement documents presented to the meeting (the “Settlement Documents”) and has determined that entering into them in order to resolve these investigations is in the best interests of the Company. RESOLVED that the Board hereby approves the Company’s entering into the Settlement Documents and performing any obligations thereunder.

RESOLVED that the Chief Executive Officer and President of the Company and the acting General Counsel of the Company, acting singly (each, an “Authorized Officer”), be and each hereby is authorized to act on behalf of the Company, and in his sole discretion, to negotiate, approve, and enter into the Deferred Prosecution Agreement with the DOJ (attached hereto) on behalf of the Company; in this connection, each Authorized Officer be and hereby is authorized to undertake such actions as such Authorized Officer may deem necessary and advisable, including the execution of such documentation as may be required by the DOJ, in order to carry out the foregoing. RESOLVED that each Authorized Officer be and hereby is authorized to act on behalf of the Company, and in his sole discretion, to negotiate, approve, and make the offer of settlement of the Company, attached hereto, to the SEC in connection with the investigation conducted by the SEC; in this connection, each Authorized Officer be and hereby is authorized to undertake such actions as he may deem necessary and advisable, including the execution of such documentation as may be required by the SEC, in order to carry out the foregoing. RESOLVED that each Authorized Officer be and hereby is authorized to act on behalf of the Company, and in his sole discretion, to negotiate, approve, and enter into the Settlement Agreement with DOJ Civil (attached hereto) on behalf of the Company; in this connection, each Authorized Officer be and hereby is authorized to undertake such actions as he may deem necessary and advisable, including the execution of such documentation as may be required by DOJ Civil, in order to carry out the foregoing. RESOLVED that each Authorized Officer, and such other proper officers of the Company, shall take and cause the Company and its subsidiaries to take such actions from time to time as are necessary or appropriate for the Company to comply with the requirements of the Settlement Documents. RESOLVED that the prior actions taken by each Authorized Officer, and such other proper officers of the Company, in connection with the investigations by the U.S. Department of Justice and U.S. Securities and Exchange Commission and the settlements thereof are hereby ratified.

EXHIBIT D-COMPANY OFFICER'S CERTIFICATE I have read this Agreement and carefully reviewed every part of it with outside counsel for Wells Fargo Bank, N.A. I understand the terms of this Agreement and voluntarily agree, on behalf of Wells Fargo Bank, N.A., to each of its terms. Before signing this Agreement, I consulted with outside counsel.for Wells Fargo Bank, N.A. Counsel fully advised me of the rights of Wells Fargo Bank, N.A., of possible defenses, of the Sentencing Guidelines' provisions, and of the consequen~es of entering into this Agreement. I have carefully reviewed the terms of this Agreement with the Board of Directors of Wells Fargo Bank, N.A. I, along with the previous General Counsel, have advised and caused outside counsel for Wells Fargo Bank, N.A. to advise the Board of Directors fully of the rights of Wells Fargo Bank, N.A., of possible defenses, of the Sentencing Guidelines' provisions, and of the consequences of entering into the Agreement. No promises or inducements have been made other than those contained in this Agreement. Furthermore, no one has threatened or forced me, or to my knowledge any person authorizing this Agreement on behalf of Wells Fargo Bank, N.A., in any way to enter into this Agreement. I am also satisfied with outside counsel's representation in this matter. I certify that I am the Acting General Counsel for Wells Fargo Bank N.A. and that I have been duly authorized by Wells Fargo Bank, N.A. to execute this Agreement on behalf Wells Fargo Bank, N.A. Dated: "dwards, Acting General Counsel

EXPLANATION OF RESOLUTIONS: These resolutions approve the Bank’s settlement with the Department of Justice (“DOJ”) relating to the historical sales practices in the Bank’s Community Bank. The resolutions, among other things, approve entering into the settlement documents presented to the meeting, including a Deferred Prosecution Agreement with the DOJ and the Settlement Agreement with DOJ Civil, and authorize the Chief Executive Officer and the acting General Counsel, in their sole discretion, to negotiate, approve, and enter into such documents. WELLS FARGO BANK, NATIONAL ASSOCIATION February 18, 2020 Special Meeting of the Board of Directors Action: Approve Community Bank Sales Practices Settlement WHEREAS, the U.S. Department of Justice, through the U.S. Attorney’s Offices for the Central District of California and the Western District of North Carolina (“DOJ”), are conducting criminal investigations of historical sales practices in the Community Bank of Wells Fargo Bank, National Association (the “Bank”). WHEREAS, the U.S. Securities and Exchange Commission (“SEC”) is conducting a civil investigation to determine whether Wells Fargo & Company’s historical statements regarding the Community Bank and its cross-sell metric violated the federal securities laws. WHEREAS, the U.S. Department of Justice, through the Civil Frauds Division and the U.S. Attorney’s Office for the Central District of California (“DOJ Civil”), is conducting a civil investigation to determine whether historical sales practices in the Community Bank violated civil laws and give rise to civil penalties. WHEREAS, management of the Bank believes that it is advisable and in the Bank’s best interests to resolve these investigations and has negotiated settlements that it has presented to the Board for approval. WHEREAS, with respect to the Bank, these settlements comprise a Deferred Prosecution Agreement with the DOJ and a Settlement Agreement with DOJ Civil; WHEREAS, Wells Fargo & Company has negotiated a settlement with the SEC to which the Bank is not a party. WHEREAS, the Board has reviewed the settlement documents presented to the meeting (the “Settlement Documents”) and has determined that entering into them in order to resolve these investigations is in the best interests of the Bank. RESOLVED that the Board hereby approves the Bank’s entering into the Settlement Documents and performing any obligations thereunder.

RESOLVED that the Chief Executive Officer and President of the Bank and the acting General Counsel of the Bank, acting singly (each, an “Authorized Officer”), be and each hereby is authorized to act on behalf of the Bank, and in his sole discretion, to negotiate, approve, and enter into the Deferred Prosecution Agreement with the DOJ (attached hereto) on behalf of the Bank; in this connection, each Authorized Officer be and hereby is authorized to undertake such actions as he may deem necessary and advisable, including the execution of such documentation as may be required by the DOJ, in order to carry out the foregoing. RESOLVED that each Authorized Officer be and hereby is authorized to act on behalf of the Bank, and in his sole discretion, to negotiate, approve, and enter into the Settlement Agreement with DOJ Civil (attached hereto) on behalf of the Bank; in this connection, each Authorized Officer be and hereby is authorized to undertake such actions as he may deem necessary and advisable, including the execution of such documentation as may be required by DOJ Civil, in order to carry out the foregoing. RESOLVED that each Authorized Officer, and such other proper officers of the Bank, shall take and cause the Bank and its subsidiaries to take such actions from time to time as are necessary or appropriate for the Bank to comply with the requirements of these Settlement Documents. RESOLVED that the prior actions taken by each Authorized Officer, and such other proper officers of the Bank, in connection with the investigations by the U.S. Department of Justice and U.S. Securities and Exchange Commission and the settlements thereof are hereby ratified.

EXHIBIT E

EXHIBIT E—CERTIFICATE OF COUNSEL The undersigned are counsel for Wells Fargo & Co. and its subsidiary Wells Fargo Bank, N.A. (collectively, “Wells Fargo”) in the matter covered by this Deferred Prosecution Agreement. In connection with such representation, we have examined relevant Wells Fargo documents and have discussed the terms of this Deferred Prosecution Agreement with Management and the Boards of Directors for both Wells Fargo & Co. and Wells Fargo Bank, N.A. Based on our review of the foregoing materials and discussions, we are of the opinion that Douglas Edwards, Acting General Counsel, is duly authorized to enter into this Deferred Prosecution Agreement on behalf of Wells Fargo & Co., and Douglas Edwards, Acting General Counsel, is duly authorized to enter into this Deferred Prosecution Agreement on behalf of Wells Fargo Bank N.A., and that this Deferred Prosecution Agreement has been duly and validly authorized, executed, and delivered on behalf of Wells Fargo & Co. and Wells Fargo Bank, N.A. and is a valid and binding obligation of Wells Fargo & Co. and Wells Fargo Bank, N.A. Further, we have carefully reviewed the terms of this Deferred Prosecution Agreement with the Boards of Directors and the Acting General Counsel of Wells Fargo & Co. and Wells Fargo Bank, N.A. We have fully advised them of the rights of Wells Fargo & Co. and Wells Fargo Bank, N.A., of possible defenses, of the Sentencing Guidelines’ provisions and of the consequences of entering into this Deferred Prosecution Agreement. To our knowledge, the decision of Wells Fargo & Co. // // E-1 and Wells Fargo Bank, N.A. to enter into this Deferred Prosecution Agreement, based on the authoriz.ation of the Boards ofDiiectors, is informed and voluntary. DATED: ·'J-fe,P, ~D BY:&d~ Sidley Austin LLP E-2